Exhibit 99.1
Contact: Jeff Harkins
Investor Relations
940-297-3877

Sally Beauty Announces Senior Secured Notes Offering

DENTON, Texas, April 20, 2020 (BUSINESS WIRE) – Sally Holdings LLC (“Holdings”) and Sally Capital Inc. (together with Holdings, the “Issuers”), both subsidiaries of Sally Beauty Holdings, Inc. (the “Company”) (NYSE: SBH), today announced that they launched an offering to sell $300 million aggregate principal amount of senior secured second lien notes due 2025 (the “Notes”) in a private offering (the “Offering”) in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), subject to market and other conditions. The Notes will be guaranteed on a secured basis by the Company, Sally Investment Holdings LLC and the Company’s domestic subsidiaries who have guaranteed obligations under its senior secured credit facilities and its existing notes.

The Company intends to use the net proceeds of this Offering for working capital and general corporate purposes.

The Notes and the related guarantees will be offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act and outside the United States, to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act.  The Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Sally Beauty Holdings, Inc.

Sally Beauty Holdings, Inc. (NYSE: SBH) is an international specialty retailer and distributor of professional beauty supplies with revenues of approximately $3.9 billion annually. Through the Sally Beauty Supply and Beauty Systems Group businesses, the Company sells and distributes through 5,075 stores, including 157 franchised units, and has operations throughout the United States, Puerto Rico, Canada, Mexico, Chile, Peru,

the United Kingdom, Ireland, Belgium, France, the Netherlands, Spain and Germany. Sally Beauty Supply stores offer up to 8,000 products for hair color, hair care, skin care, and nails through proprietary brands such as Ion®, Generic Value Products©, Beyond the Zone® and Silk Elements® as well as professional lines such as Wella®, Clairol®, OPI®, Conair® and Hot Shot Tools®. Beauty Systems Group stores, branded as Cosmo Prof® or Armstrong McCall® stores, along with its outside sales consultants, sell up to 10,500 professionally branded products including Paul Mitchell®, Wella®, Matrix®, Schwarzkopf®, Kenra®, Goldwell®, Joico® and CHI®, intended for use in salons and for resale by salons to retail consumers.

Cautionary Notice Regarding Forward-Looking Statements

Any statements of the Company’s expectations in this press release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, statements regarding the Offering, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, the risks and uncertainties related to COVID-19 and those described in the Company’s filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended September 30, 2019, as filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. The Company assumes no obligation to publicly update or revise any forward-looking statements.